UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

MANAGED PORTFOLIO SERIES
__________________________________________________________
(Name of Registrant As Specified In Its Charter)

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[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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[  ]  Fee paid previously with preliminary materials.

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Green Square Tax Exempt High Income Fund

Managed Portfolio Series
615 East Michigan Street
Milwaukee, Wisconsin 53202
____________________________
INFORMATION STATEMENT

GENERAL

This Information Statement is being furnished to shareholders of the Green Square Tax Exempt High Income Fund (the “Fund”), a series of Managed Portfolio Series (the “Trust”), in connection with action taken by written consent of shareholders in lieu of a meeting of the shareholders (the “Written Consent”).  This information statement is being furnished by the Fund for informational purposes only.

The Trust is organized as a Delaware statutory trust and is not required to hold annual meetings of shareholders. Article VI, Section 6 of the Trust's Bylaws permit any action to be taken by shareholders to be taken without a meeting if a majority (or such greater amount as may be required by law) of the total combined votes of all Shares entitled to vote on the matter consent to the action in writing.  Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

The Board of Trustees (the “Board”) fixed the close of business on April 30, 2019 as the record date for determination of shareholders entitled to receive this Information Statement (the “Record Date”).  As of the Record Date, the number of shares outstanding for the Fund was 9,886,564.77 shares. The Fund has registered Institutional Class and Investor Class shares. As of the Record Date, only Institutional Class shares were offered for sale.

Shareholders are being provided this information in connection with a proposal set forth below to modify a fundamental investment policy of the Fund. Green Square Asset Management, LLC (“Green Square”) the investment adviser to the Fund, believes that this change will enhance the Fund’s ability to pursue its investment strategies by enabling the Fund to invest greater than 20% of its assets in securities subject to the alternative minimum tax. This Information Statement is being distributed to shareholders of record on or about May 15, 2019.  The Written Consent of more than 50% the outstanding voting securities of the Fund approving the modification of the fundamental investment restriction was executed and submitted to the Trust on May 1, 2019. No action is required on your part.

This Information Statement should be kept for future reference. The Fund’s annual or semi-annual reports,  are mailed to Fund shareholders. If you would like to receive additional copies of this Information Statement or the shareholder reports, free of charge, please contact the Trust by writing to Green Square Tax Exempt High Income Fund, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or by telephone at 1-877-914-7343. The Fund’s annual and semi-annual reports are also available free of charge on the Fund’s website at www.greensquarefunds.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
THIS INFORMATION STATEMENT:
This Information Statement is available at www.greensquarefunds.com.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CHANGE IN THE FUND’S NAME AND MODIFICATION OF FUNDAMENTAL INVESTMENT POLICY OF THE FUND WITH RESPECT TO INVESTMENT IN TAX EXEMPT SECURITIES

The Fund’s name is subject to Rule 35d-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) and SEC guidance related to Rule 35d-1. Rule 35d-1 under the 1940 Act requires that any fund with the words “tax exempt” in its name adopt a fundamental policy to invest, under normal circumstances, at least 80% of the value of its assets in investments the income from which is exempt, as applicable, from federal income tax or from both federal and state income tax (an “80% Policy”). SEC interpretation of Rule 35d-1 provides that securities subject to the alternative minimum tax (“AMT”) may not be counted towards compliance with an 80% Policy if a fund has “tax exempt” in its name. Accordingly, the Fund has adopted a fundamental policy that limits the Fund’s investments in securities subject to the alternative minimum tax to 20% of the Fund’s assets.

Green Square believes that it would be advantageous to shareholders if the Fund were able to modify its 80% Policy to permit the Fund to invest greater than 20% of its assets in securities subject to AMT. In order to make the proposed change and comply with Rule 35d-1, the Fund would need to change its name so that it no longer has “tax exempt” in it and obtain shareholder approval to modify the existing policy that restricts investments in securities subject to AMT to 20%. Green Square believes that by removing the AMT restriction, the Fund will be able to generate meaningful performance in terms of both income generation and capital appreciation in a way that would allow the Fund to differentiate itself from its peer group.

Green Square proposed changing the Fund’s name to the Green Square High Income Municipal Fund. Green Square also proposed removing the Fund’s existing 80% Policy which provides that “under normal market conditions, the Fund will invest at least 80% of its total assets in tax exempt debt securities.  Tax exempt debt securities are investments the income from which is exempt from federal income tax.” That would be replaced with an 80% Policy which states that “under normal market conditions, the Fund will invest at least 80% of its assets in securities that are exempt from federal income tax but may be subject to the alternative minimum tax.”

The Board of Trustees of the Trust, including all of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) (the “Independent Trustees”), unanimously approved the change in the Fund’s name and the modification of its 80% Policy by written consent dated April 26, 2019.

Shareholders of the Fund holding a majority of the Fund’s outstanding securities approved this proposal by written consent on May 1, 2019. As a result, the Fund’s name will change to the Green Square High Income Municipal Fund and the Fund will be able to invest more than 20% of its assets in securities subject to AMT.  Accordingly, the Fund may face greater exposure to the risks of investing in securities subject to AMT than it would have if the Fund’s investments in those securities was limited to 20% of the Fund’s assets.

The change will become effective on May 31, 2019. The Fund’s Prospectus and Statement of Additional Information will be revised, as appropriate, to reflect the change.

ADDITIONAL INFORMATION

Shareholder Proposals

The Trust does not hold annual shareholder meetings except to the extent that such meetings may be required under the 1940 Act or state law.  Shareholders who wish to submit proposals for inclusion in the proxy statement for a subsequent shareholder meeting should send their written proposals to the Trust’s Secretary at its principal office within a reasonable time before such meeting.  The timely submission of a proposal does not guarantee its inclusion.

Cost of the Information Statement

[…] will bear the expenses incurred with drafting, printing, mailing and filing this Information Statement.

Delivery of Shareholder Documents
Only one copy of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. are being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions in writing at Green Square Tax Exempt High Income Fund, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or by telephone at 1-877-914-7343.

Record of Beneficial Ownership
The tables below set forth the names, addresses and percentage ownership of those shareholders known by the Trust to own beneficially 5% or more of the outstanding Institutional Class shares as of the Record Date:

Name and Address	% of Ownership
Charles Schwab & Co. Inc. Special Custody Account FBO Customers Attention Mutual Funds 211 Main Street San Francisco, CA 94105-1905	66.63%
National Financial Services, LLC For the Exclusive Benefit of our Customers Attentional Mutual Funds Department, 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-1995	9.81%

As of the Record Date, the Independent Trustees, and their respective immediate family members, did not own any securities beneficially or of record in Green Square, U.S. Bancorp, the parent company of the Fund’s distributor, or any of their respective affiliates.

Service Providers

Investment Advisor
Green Square Asset Management, LLC serves as investment adviser to the Fund. Green Square is located at 6075 Poplar Avenue, Suite 221, Memphis, Tennessee 38119.  Green Square is a Delaware limited liability company and is majority owned by Darrell Horn.

Distributor
Quasar Distributors, LLC, located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, is the Fund's principal underwriter and acts as the distributor in connection with the offering of Fund shares.

Fund Administrator
U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

Custodian
U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the Fund.